UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2022

BLUE LINE PROTECTION GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52942	20-5543728
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)

5765 Logan Street

Denver, CO 80216

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 844-5576

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022 Dan Allen was appointed as the Company’s Chief Executive Officer.

Mr. Allen (age 70) was elected an officer and director July 28, 2015. Mr. Allen resigned as an officer on March 13, 2020. Mr. Allen provided us with consulting services in the areas of banking and financing for four months in 2014. Between April 2013 and March 2014 Mr. Allen served as the Regional Vice President of Sunflower Bank in Longmont, Colorado. Between June 2001 and April 2013, Mr. Allen was the Chairman and Chief Executive Officer of Mile High Banks in Longmont, Colorado. Since March 2014 Mr. Allen has been an independent consultant to various entities. Mr. Allen holds a Bachelor of Science in Management and Finance from the University of Utah.

Mr. Allen owns 23,323 shares of the Company’s common stock.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022

BLUE LINE PROTECTION GROUP, INC.

	By:	/s/ Dan Allen
Dan Allen, Chief Executive Officer

3